April 7, 1998

Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.

Gentlemen:

We have read the statements made by Pelican Properties International, Inc. which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated December 5, 1997. We agree with the statements concerning our Firm in such amended Form 8-K.

Very truly yours,



/S/  Morrison, Brown, Argiz & Company
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Morrison, Brown, Argiz & Company